Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aldeyra Therapeutics, Inc.

Lexington, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-226266) and Form S-8 (Nos. 333-196674, 333-203076, 333-210492, 333-213045, 333-217043 and 333-224019) of Aldeyra Therapeutics, Inc. of our report dated March 8, 2019, relating to the financial statements of Aldeyra Therapeutics, Inc., which appears in this Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

Boston, Massachusetts

March 8, 2019